Exhibit 21.1

SUBSIDIARIES OF TE CONNECTIVITY LTD.

(as of November 7, 2020)

Argentina	TE Connectivity Argentina S.R.L.
Tyco Networks (Argentina) S.R.L.
Tyco Submarine Systems de Argentina S.A.

Australia	Grangehurst Enterprises Pty. Ltd.
TE Connectivity Australia Pty Ltd

Austria	Tyco Electronics Austria GmbH

Barbados	Corcom West Indies Limited
TE Connectivity Atlantic Holding Ltd.

Belgium	TE Connectivity Belgium BV

Bermuda	Tyco Electronics Eta Limited
Tyco Electronics Holdings (Bermuda) No. 7 Limited
Tyco Electronics Lambda

Brazil	Seacon Produtos e Servicos Opticos e Eletricos Ltda.
TE Connectivity Brasil Indústria de Eletrônicos Ltda.

British Virgin Islands	Kenabell Holding Limited

Canada	First Sensor Corp. (71.90%)
TE Connectivity ULC
Tyco Electronics Canada ULC

Chile	TE Connectivity Industrial y Comercial Chile Limitada

China	Alpha Technics (Xiamen) Limited
Deutsch Connectors Trading (Shanghai) Co., Ltd.
Hirschmann Car Communication (Shanghai) Co. Ltd.
MEAS Shenzhen Limited
Measurement Specialties (Chengdu) Ltd.
Measurement Specialties (China) Ltd.
Measurement Technology (Chengdu) Ltd.
Raychem Shanghai Cable Accessories Limited
Raychem (Shanghai) Trading Ltd.
Shanghai CII Electronics Co., Ltd (50%)
Sibas Electronics (Xiamen) Co., Ltd.
TE Connectivity Connectors (Suzhou) Co., Ltd.
TE Connectivity (Kunshan) Company Limited
TE Connectivity (Suzhou) Co., Ltd.
TE Connectivity (Weifang) Ltd.
Tyco Electronics AMP Guangdong Ltd
Tyco Electronics AMP Qingdao Ltd.
Tyco Electronics AMP Shanghai Ltd. (92.31%)
Tyco Electronics (Dongguan) Ltd
Tyco Electronics (Kunshan) Ltd
Tyco Electronics (Qingdao) Ltd.

Tyco Electronics (Shanghai) Co., Ltd
Tyco Electronics (Shenzhen) Co. Ltd.
Tyco Electronics (Suzhou) Ltd.
Tyco Electronics Technology (SIP) Ltd.
Tyco Electronics (Zhuhai) Ltd
Wema Environmental Technologies (Shanghai) Co., Ltd.

Colombia	TE Connectivity Colombia S.A.S.

Costa Rica	Creganna Medical, Sociedad de Responsabilidad Limitada

Cyprus	Acalon Holdings Limited
Raychem Technologies Limited

Czech Republic	Tyco Electronics Czech s.r.o.
Tyco Electronics EC Trutnov s.r.o.

Denmark	TE Connectivity (Denmark) ApS

Dominican Republic	Raychem Dominicana S.A.

Finland	Tyco Electronics Finland Oy

France	Carrier Kheops BAC
Compagnie Deutsch Distribution
Connecteurs Electriques Deutsch
Deutsch
Deutsch Group
First Sensor France SAS
Hirschmann Car Communication S.A.S.
MEAS Europe
MEAS France
Tyco Electronics France SAS
Tyco Electronics Group S.A. (French Branch)
Tyco Electronics Holding France
Tyco Electronics Idento
TYCO ELECTRONICS-SIMEL

Germany	First Sensor AG (71.90%)
First Sensor Lewicki GmbH (71.90%)
First Sensor Mobility GmbH (71.90%)
Grundbesitz "Bohnland 16" GmbH
Hirschmann Car Communication GmbH
TE Connectivity EMEA Holding GmbH
TE Connectivity Germany GmbH
TE Connectivity Industrial GmbH
TE Connectivity KISSLING Products GmbH
TE Connectivity Sensors Germany GmbH
TE Connectivity Sensors Germany Holding AG
Tyco Electronics EC Verwaltungsgesellschaft mbH
Tyco Electronics Germany Holdings GmbH
Tyco Electronics Raychem GmbH

Gibraltar	Tyco Electronics (Gibraltar) Limited

Greece	Tyco Electronics Hellas MEPE

Guernsey	Cregstar Bidco Limited

Hong Kong	Alpha Technics Asia Limited
F.A.I. Technology (Hong Kong) Limited
MEAS Asia Limited
Raychem China Limited
TE Connectivity (HKZ) Holding Limited
TE Connectivity HK Limited
Tyco Electronics H.K. Limited
Tyco Electronics Hong Kong Holdings No. 2 Limited
Tyco Electronics Hong Kong Holdings No. 3 Limited
Wema System Hong Kong Limited
Wema System Production and Distribution HK Limited

Hungary	Hirschmann Car Communication Kft.
Tyco Electronics Hungary Termelő Kft

India	CII Guardian International Limited (39.43%)
Deutsch India Power Connectors (Pvt) Ltd
DRI India Relays Pvt. Ltd.
RAYCHEM-RPG Private Limited (50%)
TE Connectivity India Private Limited
TE Connectivity Services India Private Limited

Indonesia	PT KRONE Indonesia (70%)
PT. Tyco Electronics Indonesia

Ireland	Creganna Finance Ireland Limited
Creganna Medical Ireland Limited
Creganna Unlimited Company
MEAS Ireland (Betatherm) Limited
TE Connectivity Ireland Limited
Tyco Electronics Group S.A. (Branch Office)

Isle Of Man	Creganna Solutions Limited

Israel	TE Connectivity Israel Ltd.

Italy	TE Connectivity Italia Distribution S.r.l.
TE Connectivity Italia S.r.l.

Japan	Nikkiso-Therm Co., Ltd. (50.06%)
Tyco Electronics Japan G.K.

Kenya	Tyco Electronics UK Ltd. (Kenya Branch)

Luxembourg	TE Connectivity Holding International I S.A.
TE Connectivity Holding International II S.a r.l.
TE Connectivity Investments Holding S.à r.l.

TE Connectivity LATAM Holding S.à r.l.
TE Connectivity MOG Europe S.a r.l.
TE Connectivity MOG Holding S.a r.l.
TE Connectivity (US) Holding I S.à r.l.
TE Connectivity (US) Holding II S.à r.l.
Tyco Electronics Group S.A.

Malaysia	Tyco Electronics (Malaysia) Sdn. Bhd.

Mexico	AMP Amermex, S.A. de C.V.
Cima de Acuna S.A. de C.V.
Corcom, S.A. de C.V.
Hirschmann Car Communication, S. de R.L. de C.V.
Kemex Holding Company, S.A. de C.V.
Potter & Brumfield de Mexico, S.A. de C.V.
Seacon Global Production, S. de R.L. de C.V.
TE Sensores, S. de R.L. de C.V.
Termistores de Tecate, S.A. de C.V.
Tyco Electronics Mexico, S. de R.L. de C.V.
Tyco Electronics Tecnologias S. de R.L. de C.V.
Tyco Submarine Systems, S.A. de C.V.

Morocco	TE Connectivity Morocco SARL

Netherlands	Klay Instruments BV (71.90%)
TE Connectivity Nederland B.V.
TE Connectivity Netherlands (Turkey) B.V.
Tyco Electronics Netherlands (India) Cooperatief U.A.

New Zealand	Tyco Electronics NZ Limited

Nigeria	TE Connectivity Technology Solutions Limited

Norway	Precision Subsea AS
TE Connectivity Norge AS

Paraguay	TE Connectivity Paraguay S.R.L.

Peru	TE Connectivity Peru S.A.C.

Philippines	Tyco Electronics Philippines, Inc.

Poland	TE Connectivity Industrial Poland sp. z o.o.
TE Connectivity Poland Services sp. z o.o.
TYCO Electronics Polska Sp.z.o.o.

Portugal	Tyco Electronics Componentes Electromecanicos Lda.

Romania	TE Connectivity Sensor Solutions S.R.L.

Russia	Tyco Electronics RUS Limited Liability Company

Saudi Arabia	Tyco Electronics Saudi Arabia Limited

Singapore	Creganna Medical Pte. Limited
Tyco Electronics Singapore Pte Ltd

Slovakia	Kissling Invest Slovensko s.r.o.
TE Connectivity Slovakia s.r.o.

South Africa	TE Connectivity South Africa Proprietary Limited

South Korea	Advanced Tube Technologies, Ltd. (50%)
Tyco Electronics AMP Korea Co., Ltd.
Tyco Electronics Raychem Korea Limited

Spain	Electro Mecánica Cormar S.A.
TE Connectivity Spain S.L.U.
Tyco Iberia, S.L.
Tyco Networks Iberica, S.L.

Sweden	First Sensor Scandinavia AB (71.90%)
TE Connectivity Svenska AB

Switzerland	Jaquet Technology Group AG
Kissling Swiss Switches AG
MEAS Switzerland S.a r.l.
TE Connectivity Atlantic Switzerland GmbH
TE Connectivity Finance Alpha I GmbH
TE Connectivity Finance Alpha II GmbH
TE Connectivity Holding GmbH
TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen branch
TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen E-Finance branch
TE Connectivity Ltd.
TE Connectivity MOG Sales GmbH
TE Connectivity (Schweiz) Management AG
TE Connectivity Services GmbH
TE Connectivity Solutions GmbH
Tyco Electronics Finance Alpha GmbH
Tyco Electronics (Schweiz) Holding II GmbH
Tyco International Services GmbH (49.9375%)
Wema System AG

Taiwan	Tyco Electronics Holdings (Bermuda) No. 7 Limited, Taiwan Branch

Thailand	TE Connectivity Distribution (Thailand) Limited
TE Connectivity Manufacturing (Thailand) Company Limited
Wema Environmental Technologies Ltd.

Tunisia	TE Connectivity Tunisia Sarl

Turkey	Tyco Elektronik AMP Ticaret Limited Sirketi

Ukraine	Tyco Electronics Ukraine Limited

United Arab Emirates	Tyco Electronics Middle East FZE

United Kingdom	ADC Communications (UK) Ltd.

Advanced Fiber Products Limited
Critchley Group Limited
Deutsch UK
First Sensor Technics Limited (71.90%)
Polamco Limited
Seacon (Europe) Limited
TE Connectivity Limited
Tyco Electronics Corby Limited
Tyco Electronics Motors Ltd
Tyco Electronics Precision Engineering Ltd.
Tyco Electronics UK Holdings Ltd
Tyco Electronics UK Ltd.

United States	60 Manufacturing LLC
999 Arques Corp. (37.5%)
AdvancedCath Technologies, LLC
Alpha Sensors, Inc.
Brantner and Associates, Inc.
Brantner Holding LLC
Codenoll Technology Corporation (73.99%)
Cotsworks LLC (40%)
Creganna Medical Devices, Inc.
DRI Relays Inc.
First Sensor, Inc.
Foundry Medical Innovations, Inc.
Hirschmann Car Communication, Inc.
Howard A. Schaevitz Technologies, Inc.
LADD Distribution LLC
Lafayette USA Inc.
Measurement Specialties, Inc.
MicroGroup, Inc.
Precision Interconnect LLC
Precision Wire Components, LLC
Raychem International LLC
Raychem International Manufacturing LLC
Silicon Microstructures, Inc.
TacPro, LLC
TE Connectivity Corporation
TE Connectivity MOG Inc.
TE Connectivity US Group Holding II Inc.
TE Connectivity US Group Holding Inc.
TE Connectivity (US) Holding LLC
The Whitaker LLC
Tyco Electronics Latin America Holding LLC
Tyco Electronics RIMC Holding LLC
Wema Americas LLC

Uruguay	Tyco Electronics Uruguay S.A. (in liquidation)

Venezuela	AMP de Venezuela, C.A.
Tyco Electronics de Venezuela, C.A.

Vietnam	TE Connectivity Vietnam Holding Company Limited